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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 AMRESCO, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     59-1781257
(State of incorporation or organization)       (IRS Employer Identification No.)


                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                           DALLAS, TEXAS  75201-7424
          (Address of principal executive offices, including Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered:             each class is to be registered:

               NONE                                   NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.05 PER SHARE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock, par value $.05 per share, of AMRESCO, INC. (the "Company") found in the Company's Registration Statement on Form S-3 (No. 333-13823), as amended and including the prospectus to be filed subsequent to the date hereof pursuant to Rule 424(b) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, under the heading "Description of Capital Stock," is hereby incorporated by reference.


ITEM 2.  EXHIBITS.

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      EXHIBIT NO.                             EXHIBIT

      -----------                             -------
          4.1           Restated  Certificate  of  Incorporation, as  amended, filed  as  Exhibit 3.1  to the
                        Registrant's  Form 10-Q  for  the quarter  ended September 30,  1995,  as  amended by
                        Form 10-Q/A No. 1 dated  October 25, 1995, which  exhibit is  incorporated herein  by reference.

          4.2           Amended  and  Restated  Bylaws as  of  May 23, 1994,  filed  as  Exhibit 3(f) to  the
                        Registrant's Annual Report on Form  10-K for the fiscal year ended December 31, 1995, which exhibit is incorporated herein by reference.
          4.3           First Amended and  Restated Revolving  Loan Agreement,  dated as  of April 25,  1996, among the Company and Other Entities  Designated Within as Borrowers and  NationsBank
                        of Texas, N.A. as Agent  and NationsBank of Texas, N.A. and Other Entities Designated
                        Within as  Lenders,  filed as  Exhibit 10(a)  to the  Company's Quarterly  Report  on
                        Form 10-Q for the  fiscal quarter ended March 31, 1996, which exhibit is incorporated herein by reference.

          4.4           Specimen Common  Stock Certificate filed as Exhibit 4.4 to the Company's Registration
                        Statement  on  Form S-3 (No. 33-63683),  which  exhibit  is  incorporated  herein  by reference.

          4.5           Indenture,  dated as of November 27,  1995, between the Company  and First Interstate
                        Bank  of  Texas, National  Association  in respect  of  the Company's  8% Convertible
                        Subordinated Debentures due 2005, filed as Exhibit 4.5 to the Company's  Registration
                        Statement  on  Form S-3  (No. 33-63683),  which  exhibit  is  incorporated herein  by reference.

          4.6           Indenture, dated as of January 15,  1996, between the Company and Bank One, Columbus,
                        N.A., as  trustee, filed as  Exhibit 4.1 to the Company's Current  Report on Form 8-K
                        dated February 2, 1996, which exhibit is incorporated herein by reference.
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
      EXHIBIT NO.                             EXHIBIT
      -----------                             -------
          4.7           Indenture,  dated  as of  July 1,  1996, between  the Company  and Comerica  Bank, as trustee, filed  as Exhibit 4.1  to the  Company's Current  Report on  Form 8-K  dated
                        July 19, 1996, which exhibit is incorporated herein by reference.

          4.8           First  Supplemental Indenture  dated as  of April 1,  1996 to  Indenture dated  as of
                        November 27, 1995  by and  between the Company  and First Interstate  Bank of  Texas,
                        National Association filed as Exhibit 4.8 to  the Company's Registration Statement on
                        Form S-3 (No. 333-13823), which exhibit is incorporated herein by reference.
          4.9           First Amendment to  First Amended and Restated Revolving  Loan Agreement, dated as of
                        June 13, 1996, among  the Company and Other  Entities Designated Within  as borrowers and NationsBank of Texas,  N.A. as  Agent and NationsBank  of Texas,  N.A. and  Other
                        Entities  Designated  Within  as Lenders  filed  as  Exhibit 10(a)  to  the Company's
                        Quarterly  Report on  Form 10-Q for  the fiscal  quarter  ended June 30,  1996, which exhibit is incorporated herein by reference.

         4.10           Officers'  Certificate and Company Order dated  as of July 19, 1996, establishing the terms of the Company's Senior Notes, Series 1996-A due 1999, filed  as Exhibit 4.2 to the  Company's Current  Report on  Form 8-K  dated July 19,  1996,  which exhibit  is incorporated herein by reference.
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                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AMRESCO, INC.



Date: November 7, 1996            By:   /s/ L. KEITH BLACKWELL
                                        ---------------------------------------
                                            L. Keith Blackwell
                                            Vice President, General Counsel
                                            and Secretary





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